INDEPENDENT AUDITOR'S CONSENT
              -----------------------------

          We hereby consent to the use of our report prepared for Cooperative Images, Inc. and Elective Investments, Inc., subsidiaries of the Registrant, for the years ended December 31, 1998 and 1997, dated June 17, 1999, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

                                          /s/ LAZAR LEVINE & FELIX LLP

                                          LAZAR LEVINE & FELIX LLP
                                          Certified Public Accountants

New York, New York
November 1, 1999